UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 8, 2015

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Executive Officer

(a) Not applicable

(b) On January 8, 2015, Boise Cascade Company (the “Company”) announced in the press release furnished as Exhibit 99.1 to this Form 8-K Current Report that its Chief Executive Officer, Thomas E. Carlile, will retire effective as of the end of day on March 6, 2015, and that Thomas K. Corrick, age 59, and currently the Chief Operating Officer of the Company, has been elected to the position of Chief Executive Officer, effective as of March 6, 2015.  Mr. Corrick was appointed to serve as the Company’s Chief Operating Officer in November 2014. Mr. Carlile will continue to serve as a member of the Company’s Board of Directors.

The information in respect of Mr. Corrick required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K (17 CFR 229.401 (b), (d), (e) and 229.404(a)) is included in Item 1 “Business-Executive Officers of the Registrant” section of the Company’s Annual Report on Form 10-K dated February 28, 2014 and in the “Corporate Governance-Related-Person/Party Transactions” section of the Company’s Proxy Statement on Schedule 14A, dated April 2, 2014, and is incorporated herein by reference.

(c) The disclosures under Item 5.02(b) of this Current Report on Form 8-K are also responsive to Item 5.02(c) of this report and are incorporated by reference into this Item 5.02(c).

(d) Not applicable

(e) Not applicable

(f) Not applicable

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit 99.1        Press Release dated January 8, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: January 8, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated January 8, 2015